As filed with the Securities and Exchange Commission on March 26, 2008

Registration No. 333-39571

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OMTOOL, LTD.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	02-0447481 (I.R.S. Employer Identification Number)

6 Riverside Drive

Andover, Massachusetts 01810

(Address of Principal Executive Office including Zip Code)

1996 STOCK OPTION PLAN

1997 STOCK PLAN

1997 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Daniel A. Coccoluto

Chief Financial Officer, Treasurer and Secretary

Omtool, Ltd.

6 Riverside Drive

Andover, Massachusetts 01810

(978) 327-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John A. Meltaus, Esq.

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

(617) 248-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

 DEREGISTRATION OF SECURITIES

The Registrant is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 (No. 333-39571) to deregister, as of the effective date of this Post-Effective Amendment No. 1, any remaining securities registered, but not sold, under this Registration Statement.

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts, on March 26, 2008.

OMTOOL, LTD.

By:	/s/ Daniel A. Coccoluto
Daniel A. Coccoluto
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Voelk	President, Chief Executive Officer and Director
Robert L. Voelk	(Principal Executive Officer)	March 26, 2008

/s/ Daniel A. Coccoluto	Chief Financial Officer, Treasurer and Secretary
Daniel A. Coccoluto	(Principal Financial and Accounting Officer)	March 26, 2008

/s/ Martin A. Schultz
Martin A. Schultz	Director	March 26, 2008

/s/ Richard D. Cramer
Richard D. Cramer	Director	March 26, 2008

/s/ Arnold E. Ditri
Arnold E. Ditri	Director	March 26, 2008

/s/ William J. Drummey
William J. Drummey	Director	March 26, 2008

/s/ James P. O’Halloran
James P. O’Halloran	Director	March 26, 2008

/s/ William J. Rynkowski, Jr.
William J. Rynkowski, Jr.	Director	March 26, 2008